Dresdner Bank AG
                                                  New York Branch


                                                  75 Wall Street
                                                  New York, New York 10005-2889
                                                  Telefax     (212)429-2129

Sender's Direct Dial Number: (212) 429-2201

26 June 1999

Mr. Ajay Saini
Treasurer and Chief Financial Officer
Senior Housing Properties Trust
400 Centre Street
Newton, MA 02158

         Re: Commitment Letter for Senior Housing Properties Trust

Dear Ajay:

At your request, Dresdner Bank AG, New York Branch (the "Bank") is pleased to submit this conditional commitment for a Secured Credit Facility in the amount of $350,000,000 for Senior Housing Properties Trust as outlined in the attached summary of terms and conditions. This commitment letter will expire July 30, 1999, unless a copy of this commitment letter and a copy of the Fee Letter dated July 26, 1999 between the Bank and HRPT Properties Trust, are accepted by you and HRPT Properties Trust in the places provided, and have been returned to us together with the $100,000, representing a portion of the up front fee, by our close of business on that date.

Please note that this commitment letter (including the attached summary terms and conditions) does not set forth an exhaustive list of terms and conditions on which we will provide the Secured Credit Facility, but is merely an outline of the general terms and conditions of the Secured Credit Facility. Our commitment to provide a Secured Credit Facility is subject to the execution of documentation in form and substance satisfactory to the Bank, consistent with such general terms and conditions by August 31, 1999. This commitment letter is provided to you only for the above stated purpose and may not be relied upon by any parties other than HRPT Properties Trust, Senior Housing Properties Trust, REIT Management and Research and their affiliates.

Please contact Andrew Nesi once you have had the chance to review the attached commitment letter, if you have questions or require additional information. We look forward to the opportunity to assist you in this transaction.

Sincerely,



/s/ Andrew P. Nesi                                /s/ Birgit Anderson
Andrew P. Nesi                                    Birgit Anderson
First Vice President                              Assistant Treasurer

Attachments

Senior Housing Properties Trust
Summary Terms and Conditions
$350 Million Secured Credit Facility
26 July 1999


Borrower:                  Senior Housing  Properties Trust ("SNH"), a Maryland
                           real estate investment trust.



Guarantors:                i)       SPTMRT  Properties  Trust   ("SPTMRT"),   a
                                    Maryland real estate investment trust.
                           ii)      SPTBrook Properties Trust  ("SPTBrook"),  a
                                    Maryland real estate investment trust.
                           iii)     Any other  subsidiaries of the Borrower for
                                    the   benefit  of  which   Revolving   Loan
                                    proceeds have been advanced (guarantees of such other subsidiaries to be released upon repayment of such proceeds).

Syndicating Agent:         Dresdner Kleinwort Benson North America LLC

Administrative Agent
and Lender:                Dresdner  Bank AG, New York Branch  (and  additional
                           banks joining the lending syndicate as Lenders).

Facility Amount:           $350,000,000 (or Advance Ceiling, whichever is less).

Facility Type:             Secured Revolving Credit Facility

Availability:              The  facility  will be  available  for  advances for
                           three  years from the  closing  date.  See  Facility
                           Purposes herein.

Collateral:                The Lender will have liens on and security interests
                           in the  following  assets  of the  Borrower  and the
                           Guarantors:

                           i) First mortgage liens on and security interests in 14 senior living facilities described in Exhibit A owned by SPTMRT and leased to subsidiaries of Marriott International, Inc. under leases which Marriott International, Inc. has fully guaranteed (the "Marriott Properties").
                           ii) First mortgage liens on and security interests in 4 senior living facilities described in Exhibit B owned by SPTBrook and leased to subsidiaries of Brookdale Living Communities, Inc. under leases which Brookdale Living Communities, Inc. has fully guaranteed (the "Brookdale Properties") (together with the Marriott Properties, the "Mortgaged Properties").
                           iii) Assignments of Leases, Rents and Lease Guaranties for each of the Marriott Properties and Brookdale Properties.
                           iv) Pledge by SNH of all stock of SPTMRT and SPTBrook.

Advance Ceiling:           70%  of  the  sum  of  the   Mortgaged   Properties'
                           Collateral Value as determined by American Appraisal
                           Associates utilizing methodologies acceptable to the
                           Lender.   The   aggregate   value  of  the  accepted
                           appraisal  reports will  constitute  the  Collateral
                           Value.

Facility  Purposes:        A single advance of up to $200,000,000  will be made
                           on the closing date and contributed by the Borrower to SPTMRT to be used to repay SPTMRT's obligations to HRPT Properties Trust (the "SPTMRT Advance").
                           Other advances shall be used to acquire additional income producing senior housing properties and for general corporate purposes.

Senior Housing Properties Trust
Summary Terms and Conditions
$350 Million Secured Credit Facility
26 July 1999


Up Front Fee:              As per  fee  letter  dated  July  26,  1999  between
                           Dresdner   Bank  AG,   New  York   Branch  and  HRPT
                           Properties Trust (the "Fee Letter")

Commitment Fee:            0.375%  p.a. on the unused  portion of the  Facility
                           Amount, payable quarterly in arrears.

Interest Rate:             The Borrower will have the option of the following:

                           i) London Interbank Offer Rate ("LIBOR") plus 1.75% p.a.
                           ii)      Bank Base Rate  (defined  as the  higher of
                                    (1) the Prime rate,  or (2)  Federal  Funds
                                    Rate + 0.50%)

Facility Maturity:         3 years  from  the date of the  general  syndication
                           closing.

Conditions Precedent to
Closing: Conditions precedent to closing will include, but not be limited to, the following:

                           i) Legal documentation required or appropriate for a transaction of this type in form and substance satisfactory to Lender including:
                                    Loan   Agreement   (including   Guarantors'
                                    guarantees),  Notes,  Mortgage and Security
                                    Agreements,  Lease  Agreements (and related
                                    Lease  Guaranties),  Assignments of Leases,
                                    Rents   and  Lease   Guaranties,   Estoppel
                                    Certificates,  SPTMRT  and  SPTBrook  Stock
                                    Pledge  Agreements  and  appropriate  legal
                                    opinions and corporate resolutions.
                           ii)      No   material   adverse   change   in   any
                                    information provided to the Lender.
                           iii)     Acceptable   legal  opinions  from  counsel
                                    representing    the    Borrower   and   the
                                    Guarantors.
                           iv) For each Mortgaged Property, fee simple title to the land (except the Charlottesville, VA Property may be a ground leasehold estate under a ground lease not unsatisfactory to Lender) and any improvements to the Mortgaged Property, subject only to such encumbrances as may be permitted by Lender, insured in favor of Lender by a title company and under a policy (and with reinsurance) satisfactory to Lender and its counsel.
                           v) For each Mortgaged Property, a satisfactory Phase I Environmental Report upon which Lender may rely.
                           vi) For each Mortgaged Property, a certified survey and legal description and a satisfactory appraisal report from American Appraisal Associates.
                           vii)     Evidence    of    satisfactory    insurance
                                    policies.
                           viii) Advisory Agreement between SNH and REIT Management and Research in form and substance satisfactory to Lender and subordination of advisory fees to obligations owed Lender.
                           ix) Most recent financial statements (including most recent annual audit) of Marriott International, Inc. and Brookdale Living Communities, Inc. delivered in accordance with the terms of the Lease Guaranties.
                           x) Financial statements of SNH, SPMRT, SPTBrook and pro forma financial statements of SNH.
                           xi) Any additional information deemed necessary by Lender and its counsel.
                           xii) Payment of closing fees, costs and expenses as per Fee Letter.

Senior Housing Properties Trust
Summary Terms and Conditions
$350 Million Secured Credit Facility
26 July 1999

Covenants:                 In  addition  to  standard  and  other   appropriate
                           representations,  warranties and covenants, the Loan
                           Agreement and Mortgage and Security Agreements will include, but not be limited to, covenants in the following areas, specifics to be defined:

                           i) No additional secured indebtedness will be incurred and no additional liens will be permitted by SPTMRT and SPTBrook without Lender's consent.
                           ii) The Borrower will cause to be maintained insurance coverages in types and at levels acceptable to Lender in accordance with the terms of the Lease Agreements.
                           iii) Prohibition on Restricted Payments (such as dividends and advisory fees) by the Borrower if a Default or an Event of Default exists and is continuing or if a Default or Event of Default would occur as a result of such Restricted Payments.
                           iv) The Borrower will maintain a minimum fixed charge coverage ratio of 1.5:1 (defined as consolidated EBITDA divided by consolidated fixed charges).
                           v) The Borrower will maintain a minimum tangible net worth of $350 million plus 75% of net increases resulting from any equity issuances. Historical depreciation recorded by HRPT on the transferred properties will be added back for purposes of calculating tangible net worth.
                           vi) The Borrower will maintain a maximum debt to total book capital ratio of 60%. Property depreciation recorded by HRPT (on the transferred properties) or by SNH will be added back for purposes of calculating total book capital. Security deposits held by Borrower and repayable subsequent to the Facility Maturity Date shall not be included in the definition of debt.
                           vii) Minimum Collateral Value. If, in the view of Lender, with substantiation by an independent appraisal firm, the Mortgaged Properties suffer a deterioration in appraised value such that the ratio of the Facility Amount to collateral value exceeds 70%, then the Borrower will be required to pay down outstanding advances (or restricted from drawing down additional Revolving Loan Advances) to maintain a maximum 70% Facility Amount to collateral value ratio.
                           viii) Mandatory Prepayment Provision. The Borrower will be required to use the proceeds from asset sales (including the sale of the Mortgaged Properties made with the consent of the Lender), equity and debt issuances to repay Facility advances.
                           ix) Lender's consent will be required for, among other things, any material changes to any Marriott or Brookdale Lease Agreement or Lease Guaranty relating thereto.
                           x) Except as otherwise permitted to the Tenants under the Lease Agreements, Lender's consent will be required for the following:
                                    a)    Any material change in any Mortgaged
                                          Property.
                                    b)    Any material  design  change  in any
                                          Mortgaged Property.
                                    c)    Any  change  in  the business nature
                                          of any Mortgaged  Property or in its
                                          management.

Senior Housing Properties Trust
Summary Terms and Conditions
$350 Million Secured Credit Facility
26 July 1999

Other Provisions:          In  addition  to  standard  and  other   appropriate
                           provisions, the Loan Agreement and the security and other documents delivered to Lender will include, but not be limited to, provisions in the following areas, specifics to be defined:

                           i) Compensation for increased costs, change in circumstances and changes in Capital Adequacy requirements.
                           ii) Indemnification against loss, claim, damage, liability, action, cause of action, cost, expense, judgement or award of any kind whatsoever in connection with or otherwise relating to any necessary documentation and the transactions contemplated thereby.
                           iii)     Syndication of Lender's obligations.
                           iv)      Defaults and remedies.

Syndication Contingency:   Notwithstanding  anything to the contrary  contained
                           herein,   in  the  event  that  syndication  of  the
                           Facility cannot be achieved in a manner satisfactory
                           to Syndicating Agent due to the terms, conditions or
                           structure  of  the  Facility,   Borrower  agrees  to
                           cooperate with Dresdner in developing an alternative
                           structure that will permit satisfactory  syndication
                           of the  Facility  including,  but  not  limited  to,
                           changing the structure, pricing, financial covenants
                           and   maturity   and  you  agree   that   Dresdner's
                           commitment   hereunder   shall  be  subject  to  the
                           development   of  such  an   alternative   structure
                           mutually  satisfactory to Dresdner and the Borrower;
                           provided, however, that the amount of the Facility shall remain unchanged.

Lender Expenses:           All  reasonable  out-of-pocket  charges and expenses
                           incurred by Syndicating Agent,  Administrative Agent
                           and  Lender   shall  be  for  the  account  of  HRPT
                           Properties Trust and payable whether or not this transaction closes. Such payment shall be due on the date of closing or earlier upon the determination by Lender that this transaction will not close.

Lender Legal Counsel:      Ballard Spahr Andrews & Ingersoll, LLP
                           Philadelphia, PA

Lender Local Real
Estate Counsel:            To be determined.

Legal Costs:               All legal  costs  associated  with the  preparation,
                           negotiation    and    review   of   all    necessary
                           documentation relating to this transaction incurred by Lender Legal Counsel and Lender Local Real Estate
                           Counsel  will be for the account of HRPT  Properties
                           Trust, and payable whether or not this transaction closes. Such payment shall be due on the date of closing or earlier upon the determination by the Lender that this transaction will not close.

Senior Housing Properties Trust
Summary Terms and Conditions
$350 Million Secured Credit Facility
26 July 1999


Governing Law:             State of New York



Agreed To and Accepted By:

SENIOR HOUSING PROPERTIES TRUST

By:      /s/ Ajay Saini

Title:   Treasurer & CFO

Date:    7/27/99

Senior Housing Properties Trust
Summary Terms and Conditions
$350 Million Secured Credit Facility
26 July 1999

                                    EXHIBIT A
                        MARRIOTT INTERNATIONAL PROPERTIES


1)     Villa Valencia                                  24552 Paseo de Valencia, Laguna Hills, CA

2)     Church Creek                                    1250 West Central Road, Arlington Heights, IL

3)     Calusa Harbor                                   2525 East First Street, Fort Myers, FL

4)     The Horizon Club                                1208 South Military Trail, Deerfield Beach, FL

5)     Brighton Gardens of Scottsdale                  6001 East Thomas Road, Scottsdale, FL

6)     Brighton Gardens of Sun City                    17225 Boswell Boulevard, Sun City, AZ

7)     Brighton Gardens of Virginia Beach              5620 Wesleyan Drive, Virginia Beach, VA

8)     Brighton Gardens of Bellaire                    4620 Bellaire Boulevard, Bellaire, TX

9)     The Colonnades                                  2610 Barracks Road, Charlottesville, VA

10)    Stratford Court of Palm Harbor                  45 Katherine Boulevard, Palm Harbor, FL

11)    Bedford Court                                   3701 International Drive, Silver Spring, MD

12)    The Jefferson                                   900 North Taylor Road, Arlington, VA

13)    Brighton Gardens of Port St. Lucie              1699 SE Lyngate Drive, Port St. Lucie, FL

14)    Stratford Court of Boca Raton                   6343 Via de Sonrisa del Sur, Boca Raton, FL


Senior Housing Properties Trust
Summary Terms and Conditions
$350 Million Secured Credit Facility
26 July 1999

                                    EXHIBIT B
                     BROOKDALE LIVING COMMUNITIES PROPERTIES

       1)     Springs of East Mesa                            Mesa, Arizona

       2)     The Hallmark                                    Chicago, IL

       3)     Gables of Brighton                              Rochester, NY

       4)     Park Place                                      Spokane, WA












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